1 INSIDER TRADING POLICY CELLEBRITE DI LTD. What is this document? This is the Insider Trading Policy (the “Policy”) of Cellebrite DI Ltd. This Policy establishes the policies and procedures that govern trading by personnel of Cellebrite DI Ltd. and its subsidiaries (collectively, “Cellebrite”) in Cellebrite’s securities. The Policy also generally covers trading in securities of any other company about which Cellebrite personnel learn “material, non- public information” while serving Cellebrite. Why is this Policy is being put in place? Cellebrite has adopted this Policy to fulfill its responsibilities, as a public company under U.S. federal securities laws, to prevent insider trading and help its personnel avoid the severe consequences of violations of the insider trading laws. The Policy is meant to prevent even the appearance of improper conduct by anyone employed by or associated with Cellebrite. For questions on this Policy, please contact Cellebrite’s VP of Legal Affairs and General Counsel (the “General Counsel”). Please review this Policy carefully. Noncompliance with the Policy is grounds for disciplinary action, including and up to immediate termination by Cellebrite. Failure to comply with the Policy can also result in a serious violation of the U.S. federal securities laws by the person trading, leading to potential civil and criminal penalties on that person. Who is covered by this Policy? This Policy applies to you if you are a director, officer or other employee of Cellebrite, or a contractor who devotes all or substantially all of his or her time to Cellebrite. Additionally, to the extent our General Counsel so informs you, this Policy will apply to you if you are a director, officer or other employee of a joint venture in which Cellebrite has a financial interest (a “Cellebrite JV Partner”) or a consultant or contractor to Cellebrite or a Cellebrite JV Partner. What securities are covered by this Policy? This Policy applies to trading in Cellebrite securities. This includes Cellebrite ordinary shares and any “derivative securities,” or instruments deriving their value from the price of Cellebrite ordinary shares, such as puts, calls, warrants, options and convertible securities, whether or not issued by Cellebrite, and for purposes of this policy “securities” also means “derivative securities.” The Policy also applies to trading in securities (including derivative securities) of a Cellebrite JV Partner or any other company about which you learn “material, non-public information” while serving Cellebrite (e.g., a company with which Cellebrite may be entering into or negotiating a major transaction, like an acquisition or an important contract). Exhibit 11.1

2 What does this Policy prohibit? This Policy prohibits you from the following, as long as you have knowledge of any “material, non-public information” concerning Cellebrite:trading in securities of Cellebrite, and, if the information relates to a Cellebrite JV Partner or another company, securities of the Cellebrite JV Partner or company about which you learn the information while serving Cellebrite; • advising others to trade or to refrain from trading in securities of Cellebrite, and, if the information relates to a Cellebrite JV Partner or another company, securities of the Cellebrite JV Partner or company about which you learn the information while serving Cellebrite; or • disclosing the information to any other person for the purpose of enabling such person to trade or to refrain from trading in securities of Cellebrite, and, if the information relates to a Cellebrite JV Partner or another company, securities of the Cellebrite JV Partner or company about which you learn the information while serving Cellebrite. The term trading refers to purchases, sales and gifts of securities. Advising others to trade or refrain from trading, or disclosing the information to others for the those purposes, is known as “tipping,” and is a violation of the federal securities laws. “Tipping” can result in liability for both the tipper and the tippee, as well as for Cellebrite and supervisors. You are strongly discouraged to avoid any behavior which could be viewed as “tipping.” Any reference in this Policy to “trading” also includes “tipping.” Does this Policy also apply to members of my household, my family members or entities associated with me? Yes, all of the prohibitions, policies and procedures in this Policy also apply to: • anyone, whether a family member or not, who resides in your household; and • any family member who does not live in your household, but whose transactions are directed by you or subject to your influence or control (e.g., your parent or child, who consults with you before trading in securities covered by this Policy). For purposes of this Policy, a “family member” is any child, stepchild, grandchild, parent, stepparent, grandparent, spouse (or comparable co-habitation relationship), sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships. This Policy also applies to trading by any entities you control, including controlled corporations, partnerships or trusts. However, if the entity you control engages in the investment of securities in the ordinary course of its business (e.g., an investment fund) and confirms to the reasonable satisfaction of the General Counsel that it has established its own policies and procedures for compliance with insider trading restrictions under applicable securities laws, this Policy will not apply to that entity. Even if this Policy does not explicitly say so, all prohibitions, policies and procedures in this Policy apply to members of your household, your family members and controlled entities that meet the criteria above. YOU ARE INDIVIDUALLY RESPONSIBLE FOR MAKING SURE THAT MEMBERS OF YOUR HOUSEHOLD, YOUR FAMILY MEMBERS AND YOUR CONTROLLED ENTITIES COMPLY WITH THIS POLICY, AS APPLICABLE.

3 Does this Policy apply to trading in securities over which I have no investment discretion? No. This Policy does not apply to trading in securities where you have not discussed the merits of the investment with, nor provided inside information to, whomever is responsible for making investment decisions in the securities (e.g., an investment adviser to whom you have delegated all investment authority). Similarly, this Policy does not apply to trading an interest in a publicly traded mutual fund, even where the fund holds Cellebrite securities. What is “material, non-public information”? “Material, non-public information” is information that is both material and non-public. Material: Information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important in making a decision to buy, hold or sell securities of the company to which the information relates. While this standard is not always easy to apply, any information that could be expected to affect the price of a company’s securities whether positive or negative, should be considered material. Here are some examples of information that are almost always considered material: • significant transactions such as pending or proposed mergers, tender offers, acquisitions or dispositions; financial forecasts (especially earnings estimates); • corporate restructurings; • regulatory rulings; • unanticipated changes in the level of sales; • substantial cybersecurity breaches; • earnings or expenses that are not consistent with the consensus expectations of the investment community; • material changes to previously filed financial statements; • credit rating changes; • stock splits; • stock dividends; • equity or debt offerings; • management changes; • entry into or loss of a substantial contract not in the ordinary course of business; and • impending bankruptcy or the existence of severe liquidity problems. If you are unsure of the materiality of non-public information, please contact the General Counsel for guidance. When in doubt as to the materiality of any non-public information, you should refrain from trading. Non-public: Information is “non-public” if it has not been publicly disclosed in a filing with the Securities and Exchange Commission (the “SEC”) (such as Cellebrite’s annual report on Form 20-F or reports of foreign private issuer on Form 6-K) or otherwise released broadly to the marketplace (such as by a press release). This is a very strict standard. Information that is disseminated in a more limited way, such as in a Cellebrite communication to employees (even if to all employees generally) or posted to Cellebrite’s website, remains non-public until otherwise disclosed in an SEC filing or released broadly to the marketplace. When does information stop being “material, non-public information,” allowing me to act freely? You should refrain from trading, advising others to trade, engaging in shadow trading (i.e., trading in the securities of companies other than your own based on material nonpublic information about your own company or its business partners), or disclosing information to others to enable them to trade in securities of Cellebrite (or, if the information relates to a Cellebrite JV Partner or another

4 company, securities of the Cellebrite JV Partner or company about which you learn the information while serving Cellebrite), until either (i) the information is no longer material or (ii) 2 (two) full trading days have passed since the public disclosure (as this is considered the appropriate time for the securities markets to digest the news). Are there exceptions to this Policy for emergency expenditures or for transactions leading to a financial loss? No. For purposes of insider trading liability, it does not matter that delaying the transaction until the “material, non-public information” is disclosed or ceases to be material might cause you to incur a financial loss, or whether there is some independent reason for the transaction (such as the need to raise money for an emergency expenditure). It is unlawful insider trading regardless. Is there an exception to this Policy if I was planning to trade before I learned the “material, non-public information”? No. Except in the limited circumstances discussed below (see “May I enter into a Rule 10b5-1 trading plan under this Policy?”), it does not matter that you may have decided to trade before learning of the “material, non-public information.” Moreover, as long as you possess “material non-public information,” it is irrelevant that you might have a substantial basis to trade based only on public information about Cellebrite (or, as applicable, a Cellebrite JV Partner or any other applicable company about which you learned information while serving Cellebrite) and that you would not have to consider the “material non-public information.” The federal securities laws do not recognize these mitigating circumstances in determining liability. Are there instances where I cannot trade in Cellebrite securities simply because I am presumed to have “material, non-public information,” even if I don’t have any? Yes, this Policy prohibits trading during certain “blackout periods,” regardless of whether you actually possess “material, non-public information” then. Quarterly blackout periods only apply to directors and officers of Cellebrite, as well as employees, consultants or contractors of Cellebrite or a Cellebrite JV Partner that are likely to be in possession of information regarding Cellebrite’s quarterly results (e.g., members of the Cellebrite finance team and senior members of the sales team). If you fall within this group, see the “Addendum on Quarterly Blackout Periods.” Otherwise, you are not subject to quarterly blackout periods. Additionally, at any time, you may be told by the General Counsel that you are subject to a designated blackout period due to your involvement in or knowledge of a particular matter. If so informed, you will be prohibited from trading in Cellebrite securities until you receive further written notice from the General Counsel. You should also not disclose the existence of the blackout period to anyone (other than those already subject to it) for any reason. Even outside a quarterly or designated blackout period, the prohibition on trading while in possession of “material, non- public information” continues to apply at all times. How does this Policy apply to common transactions in Cellebrite securities in which I may be engaged? Please review the below for specific applications of this Policy. Where the Policy applies, you may not engage in the relevant transaction, if you have “material non-public information” or are in a blackout period (assuming you are subject to it). Where the Policy does not apply, you may engage in the relevant transaction, even if you have “material non-public information” or are in a blackout period (assuming you are subject to it). • Does this Policy apply to stock options that I am granted by Cellebrite? This Policy does not apply to an exercise of your stock option by (i) cash payment to Cellebrite or (ii) net withholding, where Cellebrite withholds Cellebrite ordinary shares from

5 you equal to the value of the exercise price and issues you the remainder of the shares. This Policy applies to “cashless” or “same-day sale” option exercises, meaning the sale to a third party (i.e., in the open market or privately) of Cellebrite ordinary shares, whether to pay the exercise price of an stock option or to cover tax withholding. These restrictions also apply to any family member or controlled entity who acquires your transferred stock option. This Policy applies to your sale to a third party of Cellebrite ordinary shares received upon your exercise of a stock option. • Does this Policy apply to restricted share units that I am granted by Cellebrite? This Policy does not apply to a net withholding, where Cellebrite withholds ordinary shares from you equal to the withholding tax liability for a restricted share unit vesting and issues you the remainder of the shares. This Policy applies to the sale to a third party of shares you receive upon vesting of restricted share units (including to cover a withholding tax liability). • Does this Policy apply to gifts of Cellebrite securities? Gifts of Cellebrite securities are subject to this Policy. Additionally, if you are subject to a blackout period, you may only gift Cellebrite securities with the prior written approval of the General Counsel (i.e., you must have no “material, non-public information”). • Does this Policy apply to transactions in Cellebrite’s employee share purchase plan? This Policy does not apply to your purchases of Cellebrite ordinary shares under any employee share purchase plan, where resulting from your periodic contribution of money to the plan based on the election you enrolled in the plan. This Policy also does not apply to purchases of Cellebrite ordinary shares resulting from lump sum contributions to the employee share purchase plan, provided that you elected to participate by lump sum payment at the beginning of the applicable enrollment period. This Policy applies to your election to participate in an employee share purchase plan for any enrollment period, and to your sales to a third party of Cellebrite ordinary shares purchased under the plan. • Does this Policy apply to transactions in a Cellebrite 401(k) plan? This Policy does not apply to your purchase of Cellebrite shares in a 401(k) plan through regular payroll deductions. However, this Policy applies to your sale of shares to a third party or your election to change instructions on the level of contributions or to transfer funds into/out of, or a loan with respect to amounts invested in, a 401(k) plan. How does this Policy treat transactions in publicly-traded options of Cellebrite or hedging of Cellebrite securities? Cellebrite considers it improper and inappropriate for you to engage in short-term or speculative transactions in Cellebrite securities that may transfer the full risks and rewards of ownership over Cellebrite securities. When that occurs, you may no longer have the same objectives as Cellebrite’s other security-holders. Therefore, it is Cellebrite’s policy that you may not engage in any of the following transactions: • Publicly-traded options: transactions in puts, calls or other derivative securities of Cellebrite securities, when on an exchange or in any other organized market, are prohibited. A transaction in options is, in effect, a bet on the short-term movement of the underlying securities and thus creates the appearance of trading based on inside information, and may also focus attention on short-term performance, at the expense of long-term objectives.

6 • Hedging Transactions: certain forms of hedging or monetization transactions (e.g., short sales, puts, calls, collars, prepaid variable forward contracts and exchange funds) allow you to lock in much of the value of the underlying securities, often in exchange for all or part of the potential for upside appreciation in the securities. You are prohibited from employing any such hedging or monetization transactions with respect to a Cellebrite security. How does this Policy treat standing orders in Cellebrite securities? You may not place standing or limit orders on Cellebrite securities, except pursuant to the procedures described in the section below entitled “May I enter into a Rule 10b5-1 trading plan for Cellebrite securities under this Policy?” Standing and limit orders create heightened risks for insider trading violations, because there is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when you are in possession of “material, non-public information,” leading to unlawful insider trading. Can I hold my Cellebrite securities in a margin account or pledge them? No. You may not hold Cellebrite securities in a margin account or pledge them as collateral. This is because a margin or foreclosure sale could occur when you are aware of “material, non- public information” or otherwise prohibited from trading in Cellebrite securities, leading to unlawful insider trading. Do my trades in securities covered by this Policy need to pre-approved by Cellebrite? No, unless you are a director or officer of Cellebrite, or an employee, consultant or contractor of Cellebrite or a Cellebrite JV Partner designated by the General Counsel. If you fall within this group, see the “Addendum on Prior Approval Procedures.” May I enter into a Rule 10b5-1 trading plan for Cellebrite securities under this Policy? Transactions by you pursuant to a written trading plan (a “Rule 10b5-1 plan”) meeting certain requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”), will not violate this Policy and are not subject to the blackout period restrictions (if you are subject to them) or the prior approval procedures (if you are subject to them). However, a Rule 10b5-1 plan will generally only be necessary for a director or officer of Cellebrite or another person who routinely comes into contact with “material, non-public information.” For more information, see the “Addendum on Rule 10b5-1 Plans.” Does this Policy apply when I leave or otherwise cease to be associated with Cellerbrite? The restrictions imposed by the Policy, including any blackout period then in effect, will continue to apply to you after the termination of your employment with, service to or engagement by Cellebrite for as long as you are aware of “material, non-public information” (i.e., until that information has become public or is no longer material). In addition, if your employment with, service to or engagement by Cellebrite ends during a blackout period to which you are subject, you will remain subject to the blackout period until it ends. What are the consequences if I violate this Policy? Under the federal securities laws, it is unlawful for any director, officer or employee of, or any person otherwise associated with, a public company to trade, or to enable others to trade, in the securities of that company while in possession of “material, non-public information”. Violators may be subject to criminal prosecution and/or civil liability. A criminal prosecution can result in a fine of up to $5 million (no matter how small the profit or even if there is a loss) and imprisonment for up to 20 years. Civil actions may be brought by a

7 private plaintiff or the SEC. The SEC also has the authority to obtain a court order that bars a person who has engaged in insider trading from serving as a director or officer of a public company. There are no limits on the size of the transaction that can trigger insider trading liability. Even relatively small trades have in the past occasioned civil and criminal investigations and lawsuits. Insider trading also can generate significant adverse publicity and thus cause a substantial loss of confidence in Cellebrite and its securities on the part of the public and the securities markets. This could have an adverse impact on the price of Cellebrite shares and other securities to the detriment of Cellebrite and its security-holders. Remember that anyone scrutinizing your transactions in Cellebrite securities will be doing so after the fact, with the benefit of hindsight. Before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight. What should I do if I have questions about this Policy? Please contact the General Counsel. You are especially urged to do so before trading in Cellebrite securities if you are not sure whether you may properly proceed. Any decision made by the General Counsel pursuant to this Policy will be considered final, and the General Counsel may not necessarily disclose the basis for a particular decision to you. Directors and officers of Cellebrite should be particularly careful, since avoiding the appearance of engaging in share transactions on the basis of “material, non-public information” can be as important as avoiding consummating a transaction actually based on such information. * * * * * Adopted: August 12, 2025

8 ADDENDUM ON QUARTERLY BLACKOUT PERIODS Quarterly blackout periods only apply to all directors and officers of Cellebrite, as well as employees, consultants or contractors of Cellebrite or a Cellebrite JV Partner that are likely to be in possession of information regarding Cellebrite’s quarterly results (e.g., members of the Cellebrite finance team and senior members of the sales team) (each such person, a “Quarterly Blackout Restricted Person”). Quarterly Blackout Restricted Persons (other than directors and officers of Cellebrite, who are automatically subject) will be designated by the General Counsel and informed that they are subject to quarterly blackouts. There are four regular quarterly blackout periods with respect to trading per year. Each quarterly blackout period begins at 12:01 a.m. Eastern time on the 16th day of the third month of the quarter (i.e. 12:01 a.m. Eastern time on each March 16, June 16, September 16 and December 16) and ends at 11:59 p.m. Eastern time on the close of trading on the second full trading day following the public dissemination by Cellebrite of its quarterly (or, in the case of the fourth quarter, annual) financial results by press release to the national wire services or by making a filing with the SEC. All Quarterly Blackout Restricted Persons are prohibited from trading Cellebrite securities during the quarterly blackout periods.

9 ADDENDUM ON PRIOR APPROVAL PROCEDURES In addition to compliance with the general insider trading prohibition, and generally quarterly blackout restrictions, all directors and officers of Cellebrite, and any employees, consultants or contractors of Cellebrite or a Cellebrite JV Partner designated by the General Counsel (each such person, a “Prior Approval Restricted Person”) are required to adhere to the following additional restrictions and procedures when engaging in transactions in Cellebrite securities, to the extent such transaction is subject to the Policy. A Prior Approval Restricted Person must obtain the approval of the General Counsel before effecting a trade in Cellebrite securities (the “Prior Approval Requirement”) (to the extent that such persons are permitted to trade in securities consistent with the restrictions in the Policy). The Prior Approval Requirement also applies to members of the same household, family members and controlled entities of the foregoing individuals to the extent covered by the Policy. A request form for prior approval should be submitted at least two (2) business days prior to the proposed transaction date (or the waiting period required by the bank/broker, if applicable). If you who have questions regarding Prior Approval Requirement, you are advised to contact the General Counsel. Prior approval is valid until three (3) calendar days from the date that the prior approval is confirmed. Prior approval also automatically expires if: • a quarterly blackout period or designated blackout period to which the Prior Approval Restricted Person is subject begins; or • the Prior Approval Restricted Person comes into possession of “material, non-public information” concerning Cellebrite. If a Prior Approval Restricted Person gets a pre-clearance and wants to renew it, he or she should send a new request to the General Counsel. The General Counsel may withhold approval for the proposed purchase or sale, in his/her discretion, for various reasons including the following: • the Prior Approval Restricted Person may possess material non-public information; • the Prior Approval Restricted Person may be subject to a Blackout Period; • the purchase or sale does not comply with Rule 144 of the Securities Act of 1933, as amended, and other legal requirements; • the purchase or sale could result in adverse publicity or have a material adverse impact on trading in Cellebrite’s securities or Cellebrite; or • other relevant considerations cause the purchase or sale to be inappropriate. Please be aware that, if the approval of a proposed purchase or sale is withheld by the General Counsel, the decision cannot be “overruled” by any member of management. The General Counsel may obtain the advice of outside legal counsel with respect to a pre-clearance request.

10 ADDENDUM FOR RULE 10B5-1 PLANS Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability under Rule 10b-5 under the Securities Exchange Act of 1934, as amended. To be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 plan. If the plan meets the requirements of Rule 10b5-1, securities may be purchased or sold without regard to certain insider trading restrictions. A Rule 10b5-1 plan must be entered into at a time when the person entering into the plan is not aware of “material, non-public information”. Once the plan is adopted, the person must not exercise any influence over the number of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing, and timing of transactions in advance or delegate discretion on these matters to an independent third party. As specified in the Policy, a Rule 10b5-1 plan must be approved by the General Counsel prior to entry into the plan and meet the requirements of Rule 10b5-1 and these guidelines. Once so approved, no further pre-approval of transactions conducted pursuant to the Rule 10b5-1 plan will be required. A request for approval of a Rule 10b5-1 plan must be submitted five days in advance of entering into the plan. The requirements for a Rule 10b5-1 plan are as follows: • the plan has a duration of at least six (6) months and no more than two (2) years; • you may not commence sales under a plan, including following a modification to a plan, until:  in the case of a director of officer, the later of (i) ninety (90) days after the adoption or modification of the plan, or (ii) two business days following the disclosure of the Company’s financial results for the fiscal quarter in which the plan was adopted or modified (but, in any event, no longer than one-hundred twenty (120) days after the modification of the plan), or  in the case of any other person, at least thirty (30) days following the date of adoption or amendment of the plan; and • the plan complies with the requirements of Rule 10b5-1, including the following:  it must be a written, binding contract, instruction or plan entered into at such time when you are not in possession of “material, non-public information” and, if you are subject to blackout periods, outside of a blackout period;  it must expressly specify the amounts, prices and dates of transactions (specifically or through a written formula, or a combination thereof) or confer discretionary authority on another person (who is not otherwise subject to this Policy and not in possession of “material, non-public information”) to effect one or more buy or sell transactions for your account;  you may not exercise any subsequent influence over how, when or whether the transactions are effected; and  the purchase or sale must occur pursuant to the plan. The following restrictions also apply: • A person may not enter into more than one plan at a time (subject to limited exceptions) and may only enter into one single-trade plan during any 12-month period (subject to limited exceptions).

11 • A person must act in good faith with respect to a plan. A plan cannot be entered into as part of a plan or scheme to evade the prohibition of Rule 10b-5. Therefore, although modification to an existing plan is not prohibited, a plan should be adopted with the intention that it will not be amended or terminated prior to its expiration. • Directors and officers must include a representation to the Company at the time of the adoption or modification or a plan that (i) the person is not aware of material nonublic information about the Company or its securities, and (ii) the person is adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-5. Cellebrite may also adopt other guidelines from time to time for the establishment of Rule 10b5-1 plans.